FIRST AMENDMENT TO THE
FRONTIER FINANCIAL CORPORATION
2006 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT to the Frontier Financial Corporation 2006 Stock Incentive Plan (the “Plan”) is entered into this 12th day of December, 2007, to be effective as indicated.

RECITALS

A.	Section 17.1 of the Plan authorizes the Board at any time to amend the Plan.

B.	The Board has authorized the amendment of the Plan to revise Section 12.2 to provide for the acceleration of vesting of Options, Stock Appreciation Rights and Stock Grants upon a Sales Event.

AMENDMENT

Section 12.2 is amended to read as follows, effective December 12, 2007:

12.2	Effect of Sale, Merger or Exchange.

12.2.1
Vesting of Options, Stock Appreciation Rights and Stock Grants.  Subject to Section 12.2.2, upon the completion of a “Sales Event” (as defined below) any outstanding Options, Stock Appreciation Rights or Stock Grants shall become vested and, in the case of Options and Stock Appreciation Rights, exercisable.  In lieu of exercise, in the complete discretion of the Administrator and/or the Board, the Company may (a) cash out some or all of the unexercised vested Options or Stock Appreciation Rights by paying each affected Optionee or Holder an amount equal to the Fair Market Value of a Share of Common Stock (as determined for purposes of the Sales Event), multiplied by the number of Shares of Common Stock available under the Optionee’s Option or Holder’s Stock Appreciation Right, reduced by the aggregate Exercise Price or Base Value associated with that portion of the Option or Stock Appreciation Right, or (b) take some other action which in its sole discretion the Administrator and/or the Board deems to be appropriate under the circumstances.  Provided, Optionees and/or Holders shall not be disadvantaged by any such action.  For purposes of this Plan, a “Sales Event” will include the consummation of (i) a complete liquidation of the Company, (ii) a sale of substantially all of the Company’s assets, (iii) a sale of the Company’s Common Stock after which voting control of the Company is held by persons who were not shareholders of the Company prior to the sale, or (iv) a merger, consolidation, reorganization or other similar event that shifts voting control of the Company (or any successor entity) to persons who were not shareholders of the Company prior to the transaction.

12.2.2
Conversion Of Stock for Stock Exchange.  If pursuant to a Sales Event the shareholders of the Company receive securities of another entity (“Exchange Securities”) in exchange for their Shares of Common Stock, then the Company and the entity issuing the Exchange Securities may (at their discretion) provide that any unexercised Options or Stock Appreciation Rights (or any combination) under this Plan will be converted into stock appreciation rights or options to purchase Exchange Securities.  The number of shares and exercise price of stock appreciation rights or options for Exchange Securities will be determined by adjusting the number of shares and Exercise Price of the unexercised Options or Stock Appreciation Rights (as applicable) in the same proportion as used for determining the number of shares of Exchange Securities that the shareholders of Common Stock receive in the transaction.  Other than the potential changes to the Exercise Price, Base Value and number of shares of the outstanding Stock Appreciation Rights or Options, all of the terms and conditions relating to the converted Options or Stock Appreciation Rights under this Plan shall apply to options for the Exchange Securities, unless otherwise determined by the Administrator.

12.2.3
No Restriction on Ability to Accomplish Corporate Changes.  This Plan and Awards granted hereunder will not in any way limit the right or power of the Company, or its shareholders, to make or authorize any or all adjustments in connection with recapitalizations, reorganizations or other changes in the Company’s structure or its business, or any merger or consolidation of the Company, or any issuance of stock or of options, warrants or rights to purchase stock or bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Stock or rights of holders thereof or which are convertible into or exchangeable for Common Stock, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any corporate act or proceeding, whether of a similar character or otherwise.

12.2.4
Termination of Options and Stock Appreciation Rights.  Notwithstanding any expiration date stated in the Award Agreement, upon the completion of a “Sales Event” (as defined above), any unexercised Options or Stock Appreciation Rights which are not converted pursuant to Section 12.2.2 shall expire.  Optionees and Holders shall be provided a reasonable period following notice of the Sales Event to exercise Options or Stock Appreciation Rights.

Dated this 12th day of December, 2007.

FRONTIER FINANCIAL CORPORATION

By /s/ John J. Dickson
Its President and CEO